Exhibit 99.1

Talon Therapeutics Appoints Elizabeth Weatherman to Board of Directors

SOUTH SAN FRANCISCO, Calif., January 4, 2013 (GLOBE NEWSWIRE) -- Talon Therapeutics (OTCBB:TLON), a biopharmaceutical company focused on expert and efficient clinical development of product candidates targeting hematologic malignancies and solid tumors, as well as a product candidate for the treatment-limiting skin toxicities of the EGFR-inhibitor class of cancer therapeutics, today announced the appointment of Elizabeth (Bess) Weatherman to the Company's Board of Directors. Ms. Weatherman is a Managing Director of Warburg Pincus and leads the firm's investment activity in the healthcare sector. Warburg Pincus is the majority shareholder of Talon.

The Company also announced the resignation from the Board of Jonathan Leff, formerly a Managing Director at Warburg Pincus. Mr. Leff left Warburg Pincus to join Deerfield Management, Talon's second largest investor.

"We are delighted to welcome Bess to our Board of Directors during this critical stage in the Company's evolution. With more than 20 years investing and advising in the healthcare sector, Bess brings superior strategic insight and extensive industry relationships to the Board. With the accelerated approval of Marqibo®, the Company is now addressing important strategic commercialization choices and Bess will play a key role in guiding the Company's decisions," stated Leon Rosenberg M.D. and Chairman of the Board of Directors of Talon Therapeutics.

Steven Deitcher M.D., President, CEO and Board Member of Talon Therapeutics added, "We also want to thank Jonathan Leff for his excellent service on the Talon Board and wish him well at Deerfield."

"I am pleased to join Talon's Board of Directors," stated Ms. Weatherman. "Marqibo's approved indication addresses an important, underserved hematologic malignancy. I look forward to working closely with Talon's Board and management team."

Ms. Weatherman joined Warburg Pincus in 1988 and leads the firm's investment activities in the healthcare sector, an area in which she helped build the firm's domain expertise. Ms. Weatherman also serves on the board of directors of Bausch & Lomb, Constitution Medical, International Technidyne Corp., JHP Pharmaceuticals, ReSearch Pharmaceutical Services, Silk Road Medical, and Tornier. Ms. Weatherman received a B.A. summa cum laude in English from Mount Holyoke College and holds an M.B.A. from the Stanford Graduate School of Business.

About Talon Therapeutics

Talon Therapeutics, Inc. is a biopharmaceutical company dedicated to seizing upon medical opportunities, efficiently and expertly leading product candidates through clinical development, and transferring value to patients, patient care providers, shareholders, corporate partners, and employees.

In addition to Marqibo, Talon has additional pipeline opportunities some of which, like Marqibo, have the potential to improve delivery and enhance the therapeutic benefits of well characterized, proven chemotherapies and enable high potency dosing without increased toxicity.

Additional information on Talon Therapeutics can be found at www.talontx.com.

The Talon Therapeutics, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3290

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include without limitation, statements regarding Talon's commercialization strategies for Marqibo. Such statements involve risks and uncertainties that could cause Talon's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Such risks and uncertainties include: Talon's lack of experience commercializing pharmaceutical products; that Talon will be able to secure the additional capital necessary to fund commercialization activities for Marqibo, as well as its ongoing research and development programs to completion; Talon's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. Talon assumes no obligation to update these statements, except as required by law.

CONTACT:	Corporate

Talon Therapeutics, Inc.

 Investor Relations Team

 (650) 588-6641

 investor.relations@talontx.com